As filed with the Securities and Exchange Commission on July 1, 2010
Registration No. 333-144149

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ATLANTIC COAST FINANCIAL CORPORATION AND
ATLANTIC COAST FEDERAL EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN AND TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

505 Haines Avenue
Waycross, Georgia 31501
(800) 342-2824
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Robert J. Larison, Jr.
505 Haines Avenue
Waycross, Georgia 31501
(800) 342-2824
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Richard S. Garabedian, Esq.
Benjamin M. Azoff, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 400
Washington, D.C. 20015
(202) 274-2000

PART II:                      INFORMATION NOT REQUIRED IN PROSPECTUS

Application for Withdrawal and Deregistration of Common Stock

On December 7, 2007, the Registrant’s Board of Directors terminated the stock offering relating to this Registration Statement on Form S-1, as amended (No. 333-144149).  This Post-Effective Amendment No. 1 is filed pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the “Act”) for the purpose of withdrawing the Registrant’s Registration Statement, as declared effective by the Securities and Exchange Commission (the “Commission”) on October 12, 2007, and deregistering 27,973,782 shares of the $.01 par value common stock (the "Common Stock") and 825,000 participation interests of the Registrant previously registered. The Registrant has ceased the use of its offering materials and no securities were sold in connection with this offering. The Registrant understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and pursuant to Rule 457(p) under the Act, may be applied to a future registration statement. The Registrant therefore requests withdrawal of its registration statement and deregistration of all of the shares of Common Stock pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waycross, State of Georgia on July 1, 2010.

ATLANTIC COAST FINANCIAL CORPORATION By: /s/ Robert J. Larison, Jr. Robert J. Larison, Jr. President, Chief Executive Officer and Director (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Atlantic Coast Financial Corporation (the “Company”) hereby severally constitute and appoint Robert J. Larison, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert J. Larison, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Robert J. Larison, Jr. shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Robert J. Larison, Jr. Robert J. Larison, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2010

/s/ Thomas B. Wagers, Sr. Thomas B. Wagers, Sr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2010

/s/ Jay S. Sidhu Jay S. Sidhu	Executive Chairman of the Board	July 1, 2010

/s/ Forrest W. Sweat, Jr. Forrest W. Sweat, Jr.	Vice-Chairman of the Board	July 1, 2010

/s/ Thomas F. Beeckler Thomas F. Beeckler	Director	July 1, 2010

/s/ Frederick D. Franklin, Jr. Frederick D. Franklin, Jr.	Director	July 1, 2010

/s/ Charles E. Martin, Jr. Charles E. Martin, Jr.	Director	July 1, 2010

/s/ W. Eric Palmer W. Eric Palmer	Director	July 1, 2010

/s/ Robert J. Smith Robert J. Smith	Director	July 1, 2010

/s/ H. Dennis Woods H. Dennis Woods	Director	July 1, 2010